                                                                     Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                     BETWEEN

                              JOLLEY VENDING, INC.

                                       AND

                             WAREFORCE INCORPORATED

                                TABLE OF CONTENTS

     1.  Plan of Reorganization...........................................................1

     2.  Exchange of Shares...............................................................1

     3.  Pre-Closing Events...............................................................2

     4.  Exchange of Securities...........................................................2

     5.  Post Acquisition Events..........................................................3

     6.  Other Matters....................................................................3

     7.  Delivery of Shares...............................................................4

     8.  Representations of Wareforce Shareholders........................................4

     9.  Representations of Wareforce.....................................................4

    10.  Representations of JVI and Edwards...............................................6

    11.  Closing..........................................................................8

    12.  Conditions Precedent to the Obligations of Wareforce.............................8

    13.  Conditions Precedent to the Obligations of JVI .................................10



     14.  Indemnification...................................................................10

     15.  Nature and Survival of Representations............................................11

     16.  Documents at Closing..............................................................11

     17.  Finder's Fees.....................................................................12

     18.  Miscellaneous.....................................................................13

Signature Page..............................................................................13

Exhibit A - Wareforce Stockholder Schedule
Exhibit B - Amendment to Articles of Incorporation
Exhibit C - Investment Letter
Exhibit D - Description of Series A and Series B Warrants

                                       (i)

                      AGREEMENT AND PLAN OF REORGANIZATION

        This Agreement and Plan of Reorganization (hereinafter the "Agreement") is entered into effective as of this ____ day of July, 1998, by and among Jolley Vending, Inc.., a Nevada corporation (hereinafter "JVI"); Ken Edwards, the sole officer and director of JVI (hereinafter "Edwards"); Wareforce Incorporated, a California corporation (hereinafter "Wareforce"), and the owners of all the outstanding shares of common stock of Wareforce (hereinafter the "Wareforce Stockholders").

                                    RECITALS:

        WHEREAS, the Wareforce Stockholders own all of the issued and outstanding common stock of Wareforce which comprises 3,661,972 shares (the "Wareforce Common Stock"). JVI desires to acquire the Wareforce Common Stock solely in exchange for voting common stock of JVI, making Wareforce a wholly-owned subsidiary of JVI; and

        WHEREAS, the Wareforce Stockholders (as set forth on the attached Exhibit "A") desire to acquire voting common stock of JVI in exchange for the Wareforce Common Stock, as more fully set forth herein.

        NOW THEREFORE, for the mutual consideration set out herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

        1. Plan of Reorganization. It is hereby agreed that all of the Wareforce Common Stock shall be acquired by JVI in exchange solely for JVI common voting stock (the "JVI Shares"). It is the intention of the parties hereto that all of the issued and outstanding shares of capital stock of Wareforce shall be acquired by JVI in exchange solely for JVI common voting stock and that this entire transaction qualify as a corporate reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and related or other applicable sections thereunder.

        2. Exchange of Shares. JVI and Wareforce Stockholders agree that on the Closing Date or at the Closing as hereinafter defined, the Wareforce Common Stock shall be delivered at Closing to JVI in exchange for the JVI Shares, after giving effect to a 1.85 for 1 forward stock split (the "JVI Forward Stock Split") as to all presently outstanding shares of JVI common stock, as follows:

        (a) At Closing, JVI shall, subject to the conditions set forth herein, issue an aggregate of 9,025,000 shares of JVI common stock for immediate delivery to the Wareforce Stockholders on the basis of 2.4625 JVI Shares for each outstanding share of Wareforce Common Stock.

        (b) Each Wareforce Stockholder shall execute this Agreement or sign a written consent to the exchange of shares.

        (c) Unless otherwise agreed by JVI and Wareforce this transaction shall close only in the event JVI is able to acquire all of the outstanding Wareforce Common Stock.

        3. Pre-Closing Events. The Closing is subject to the completion of the following:

        (a) JVI shall have authorized 50,000,000 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock. The preferred stock shall be subject to issuance in such series and with such rights, preferences and designations as determined in the sole discretion of the board of directors.

        (b) JVI shall have effectuated the JVI Forward Stock Split at or prior to Closing, and shall have 1,110,000 shares of its common stock issued and outstanding and no other shares of capital stock issued or outstanding.

        (c) JVI shall demonstrate to the reasonable satisfaction of Wareforce that it has no material assets and no liabilities contingent or fixed.

        4. Exchange of Securities. As of the Closing Date each of the following shall occur:

        (a) Each share of Wareforce Common Stock issued and outstanding immediately prior to the Closing Date shall be exchanged for 2.4625 JVI Shares to be delivered at Closing. All such outstanding shares of Wareforce Common Stock shall be deemed, after Closing, to be owned by JVI. The holders of such certificates previously evidencing shares of Wareforce Common Stock outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such shares of Wareforce Common Stock except as otherwise provided herein or by law;

        (b) Any shares of Wareforce Common Stock held in the treasury of Wareforce immediately prior to the Closing Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

        (c) The 1,110,000 shares of JVI common stock previously issued and outstanding prior to the Closing, after giving effect to the JVI Forward Split will remain outstanding.

        5. Other Events Occurring at Closing. At Closing, the following shall be accomplished:

        (a) JVI shall file an amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in substantially the form attached hereto as Exhibit "B" effecting an amendment to its Articles of Incorporation to reflect a name change and to accomplish the JVI Forward Stock Split, all as set forth in the attached Exhibit "B".

        (b) The resignation of the existing JVI officer and director and appointment of new officers and directors as described in Section 12(f) hereof.

        (c) JVI shall file for listing in Standard and Poor's Corporation Manual and pay for accelerated listing service and shall thereafter keep Standard and Poors current with respect to the business and financial affairs of the JVI on at least an annual basis.

        (d) JVI shall deliver an updated due diligence package of information for distribution to interested parties.

        6.  Other Matters.

        (a) Except as otherwise described herein, including the JVI Forward Stock Split, there shall be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights issued in respect of, JVI's capital stock after the date hereof and there shall be no dividends paid on JVI's capital stock after the date hereof, in each case through and including the Closing Date.

        (b) Wareforce shall have received all requisite director and shareholder approval of all matters set forth herein, and no shareholder of Wareforce shall have exercised any dissenters rights under applicable corporate law.

        (c) JVI shall have received all requisite shareholder approval of the matters set forth herein.

        (d) JVI shall announce the declaration of a distribution of Series A Warrants and Series B Warrants to the shareholders of record as of a date to be announced but which shall be as of a date prior to closing. The Series Warrants shall be distributed on the basis of one Series A Warrant and one Series B Warrant for each share of post-split common stock held by each shareholder of record. There shall be

1,110,000 Series A Warrants and 1,110,000 Series B Warrants distributed, subject to the terms and conditions set forth in the attached Exhibit "D".

        (e) All parties hereto acknowledge and recognize that as an integral part of the consideration given herein, JVI has agreed and committed to immediately proceed, upon Closing, to obtain all necessary audited financial statements and to commence preparation for filing, as soon as practicable, a registration statement with the Securities and Exchange Commission ("S.E.C."), registering the distribution of the Series A and Series B Warrants and the exercise of said Warrants. Therefore, JVI, with the complete cooperation of Wareforce, hereby agrees to commence preparation of said registration statement for filing with the S.E.C. and to attempt to file such registration statement as soon as practicable after Closing and to prosecute the same with all diligence to effectiveness.

        (f) JVI will adopt an incentive stock option plan as recommended by Wareforce covering at least 1,000,000 shares of JVI Common Stock and will grant options under said plan as directed by Wareforce.

         7. Delivery of Shares. On or as soon as practicable after the Closing Date, Wareforce will use its best efforts to cause the Wareforce Stockholders to surrender for cancellation certificates representing their shares of Wareforce Common Stock, against delivery of certificates representing the JVI Shares for which the shares of Wareforce Common Stock are to be exchanged at Closing.

         8. Representations of Wareforce Stockholders. Wareforce Stockholders hereby represent and warrant each only as to its own Wareforce Common Stock, effective this date and the Closing Date as follows:

        (a) Except as may be set forth in Exhibit "A", the Wareforce Common Stock is free from claims, liens, or other encumbrances, and at the Closing Date Wareforce Stockholders will have good title and the unqualified right to transfer and dispose of such Wareforce Common Stock.

        (b) Each Wareforce Stockholder, respectively, is the sole owner of the issued and outstanding Wareforce Common Stock as set forth in Exhibit "A";

        (c) No Wareforce Stockholder has the present intent to sell or dispose of the JVI Shares and no Wareforce Stockholder is under a binding obligation, formal commitment, or existing plan to sell or otherwise dispose of the JVI Shares in an amount which would decrease the overall ownership of the Wareforce Stockholders below 80% of the outstanding shares of JVI after the Closing.

        9. Representations of Wareforce. Wareforce hereby represents and warrants as follows, which warranties and representations shall also be true as of the Closing Date:

        (a) Except as noted on Exhibit "A", the Wareforce Stockholders listed on the attached Exhibit "A" are the sole owners of record and beneficially of the issued and outstanding common stock of Wareforce.

        (b) The Wareforce Common Stock constitutes duly authorized, validly issued shares of common stock of Wareforce, fully paid and nonassessable and are the only capital shares of Wareforce authorized or outstanding. At Closing, there will be no outstanding rights, options, warrants or similar agreements which authorize the holder thereof to acquire shares of capital stock of Wareforce except incentive stock options held by employees of Wareforce which shall become a part of the JVI Stock Option Plan.

        (c) The Wareforce unaudited financial statements as of December 31, 1996, December 31, 1997 and March 31, 1998 which have been delivered to JVI (hereinafter referred to as the "Wareforce Financial Statements") are complete, accurate and fairly present the financial condition of Wareforce as of the dates thereof and the results of its operations for the periods covered. There are no material liabilities, commitments or obligations, either fixed or contingent, not disclosed in the Wareforce Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations in the ordinary course of business; and no such contracts or obligations in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of Wareforce as reflected in the Wareforce Financial Statements. Wareforce has good title to all assets shown on the

Wareforce Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein an liens and encumbrances of record. The Wareforce Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto),

        (d) Since the date of the Wareforce Financial Statements, there have not been any material adverse changes in the financial position of Wareforce except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Wareforce.

        (e) Wareforce is not a party to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, not reflected in the Wareforce Financial Statements, and to its best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against Wareforce.

        (f) Wareforce is in good standing in its jurisdiction of incorporation, and is in good standing and duly qualified to do business in each jurisdiction where required to be so qualified except where the failure to so qualify would have no material negative impact on Wareforce.

        (g) Wareforce has (or, by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

        (h) Wareforce has not materially breached any material agreement to which it is a party. Wareforce has previously given JVI copies or access thereto of all material contracts, commitments and/or agreements to which Wareforce is a party including all relationships or dealings with related parties or affiliates.

        (i) Wareforce has no subsidiary corporations except as described in writing to JVI.

        (j) Wareforce has made all material corporate financial records, minute books, and other corporate documents and records available for review to present management of JVI prior to the Closing Date, during reasonable business hours and on reasonable notice.

        (k) The execution of this Agreement does not materially violate or breach any material agreement or contract to which Wareforce is a party and has been duly authorized by all appropriate and necessary corporate action under California law and Wareforce, to the extent required, has obtained all necessary approvals or consents required by any agreement to which Wareforce is a party.

        (l) All information regarding Wareforce which has been delivered to JVI for use in the disseminations of information to the shareholders of JVI is true, complete and accurate in all material respects.

        10. Representations of JVI and Edwards. JVI, and Edwards to the best of his knowledge, hereby jointly and severally represent and warrant as follows, each of which representations and warranties shall continue to be true as of the Closing Date:

        (a) As of the Closing Date, the JVI Shares, to be issued and delivered to the Wareforce Stockholders hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued shares of JVI common stock, fully-paid and nonassessable.

        (b) JVI has the corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of JVI. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which JVI is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to JVI or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of JVI.

        (c) JVI has delivered to Wareforce a true and complete copy of its audited financial statements for the years ended December 31, 1996 and 1997, (the "JVI Financial Statements"). The JVI Financial Statements are complete, accurate and fairly present the financial condition of JVI as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The JVI Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of JVI as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.

        (d) Since December 31, 1997, there have not been any material adverse changes in the financial condition of JVI except with regard to disbursements to pay reasonable and ordinary expenses in connection with maintaining its corporate status and pursuing the matters contemplated in this Agreement. Prior to Closing, all accounts payable and other liabilities of JVI shall be paid and satisfied in full.

        (e) JVI is not a party to or the subject of any pending litigation, claims, or governmental investigation or proceeding not reflected in the JVI Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of Edwards, threatened or contemplated against or affecting JVI, its management or its properties.

        (f) JVI is duly organized, validly existing and in good standing under the laws of the State of Nevada; has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact on it.

        (g) JVI has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on JVI, and has paid or made adequate provision in the JVI Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. JVI is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

        (h) There are no existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of JVI, except as contemplated in this Agreement.

        (i) The corporate financial records, minute books, and other documents and records of JVI have been made available to Wareforce prior to the Closing.

        (j) JVI has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that JVI has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its assets are is bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which JVI is subject. JVI hereby represents that it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to Wareforce all relationships or dealings with related parties or affiliates.

        (k) JVI common stock is currently approved for quotation on the OTC Bulletin Board and there are no stop orders in effect with respect thereto.

        (l) All information regarding JVI which has been provided to Wareforce or otherwise disclosed to the public in connection with the transactions contemplated herein, is true, complete and accurate in all material respects. JVI and Edwards specifically disclaim any responsibility regarding disclosures as to Wareforce or its business.

        11. Closing. The Closing of the transactions contemplated herein shall take place on such date (the "Closing" or "Closing Date") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing shall be no later than July 15, 1998, unless extended by mutual consent of all parties hereto. The "Closing Date" of the transactions described herein (the "Acquisition"), shall be that date on which all conditions set forth herein have been met and the JVI Shares are issued in exchange for the Wareforce Common Stock.

        12. Conditions Precedent to the Obligations of Wareforce. All obligations of Wareforce under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Closing Date, as indicated below, of each of the following conditions:

        (a) The representations and warranties by or on behalf of Edwards and JVI contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing and Closing Date as though such representations and warranties were made at and as of such time.

        (b) JVI shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

        (c) On or before the Closing, the board of directors, and shareholders representing a majority interest the outstanding common stock of JVI, shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

        (d) On or before the Closing Date, JVI shall have delivered to Wareforce certified copies of resolutions of the board of directors and shareholders of JVI approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable JVI to comply with the terms of this Agreement including the election of Wareforce's nominees to the Board of Directors of JVI and all matters outlined herein.

        (e) The Acquisition shall be permitted by applicable law and JVI shall have sufficient shares of its capital stock authorized to complete the Acquisition.

        (f) At Closing, the existing officer and director of JVI shall have resigned in writing from all positions as director and officer of

JVI effective upon the election and appointment of the persons designated by Wareforce to serve as officers and directors of JVI.

        (g) At the Closing, all instruments and documents delivered to Wareforce and Wareforce Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Wareforce.

        (h) The shares of restricted JVI capital stock to be issued to Wareforce Stockholders at Closing will be validly issued, nonassessable and fully-paid under Nevada corporation law and will be issued in compliance with all federal, state and applicable corporation and securities laws.

        (i) Wareforce and Wareforce Stockholders shall have received the advice of their tax advisor, if deemed necessary by them, as to all tax aspects of the Acquisition.

        (j) Wareforce shall have received all necessary and required approvals and consents from required parties and its shareholders.

        (k) At the Closing, JVI shall have delivered to Wareforce an opinion of its counsel dated as of the Closing to the effect that:

               (i) JVI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

               (ii) This Agreement has been duly authorized, executed and delivered by JVI and is a valid and binding obligation of JVI enforceable in accordance with its terms;

               (iii) JVI through its board of directors and stockholders has taken all corporate action necessary for performance under this Agreement;

               (iv) The documents executed and delivered by JVI to Wareforce and Wareforce Stockholders hereunder are valid and binding in accordance with their terms and vest in Wareforce Stockholders, as the case may be, all right, title and interest in and to the JVI Shares to be issued pursuant to the terms hereof, and the JVI Shares when issued will be duly and validly issued, fully-paid and nonassessable;

                (v) JVI has the corporate power to execute, deliver and perform under this Agreement;

               (vi) Legal counsel for JVI is not aware of any liabilities, claims or lawsuits involving JVI;

        13. Conditions Precedent to the Obligations of JVI. All obligations of JVI under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

        (a) The representations and warranties by Wareforce and Wareforce Stockholders contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

        (b) Wareforce shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

        (c) Wareforce shall deliver on behalf of the Wareforce Stockholders a letter commonly known as an "Investment Letter," signed by each of said shareholders, in substantially the form attached hereto as Exhibit "C", acknowledging that the JVI Shares are being acquired for investment purposes.

        (d) Wareforce shall deliver an opinion of its legal counsel to the effect that:

               (i) Wareforce is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on Wareforce;

               (ii) This Agreement has been duly authorized, executed and delivered by Wareforce.

               (iii) The documents executed and delivered by Wareforce and Wareforce Stockholders to JVI hereunder are valid and binding in accordance with their terms and vest in JVI all right, title and interest in and to the Wareforce Common Stock, which stock is duly and validly issued, fully-paid and nonassessable.

        14. Indemnification. For a period of one year from the Closing, JVI and Edwards agree to jointly and severally indemnify and hold harmless Wareforce, and Wareforce agrees to indemnify and hold harmless JVI and Edwards, at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

        15. Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for one year from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

        16. Documents at Closing. At the Closing, the following documents shall be delivered:

        (a) Wareforce will deliver, or will cause to be delivered, to JVI the following:

                (i) a certificate executed by the President and Secretary of Wareforce to the effect that all representations and warranties made by Wareforce under this Agreement are true and correct as of the Closing, the same as though originally given to JVI on said date;

               (ii) a certificate from the jurisdiction of incorporation of Wareforce dated at or about the Closing to the effect that Wareforce is in good standing under the laws of said jurisdiction;

               (iii) Investment Letters in the form attached hereto as Exhibit "C" executed by each Wareforce Stockholder;

               (iv) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

               (v) certified copies of resolutions adopted by the shareholders and directors of Wareforce authorizing this transaction; and

               (vi) all other items, the delivery of which is a condition precedent to the obligations of JVI as set forth herein.

               (vii) the legal opinion required by Section 13(d) hereof.

        (b) JVI will deliver or cause to be delivered to Wareforce:

               (i) stock certificates representing the JVI Shares to be issued as a part of the stock exchange as described herein;

               (ii) a certificate of the President of JVI, to the effect that all representations and warranties of JVI made under this Agreement are true and correct as of the Closing, the same as though originally given to Wareforce on said date;

               (iii) certified copies of resolutions adopted by JVI's board of directors and JVI's Stockholders authorizing the Acquisition and all related matters described herein;

               (iv) certificate from the jurisdiction of incorporation of JVI dated at or about the Closing Date that JVI is in good standing under the laws of said state;

               (v) opinion of JVI's counsel as described in Section 12(k) above;

               (vi) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

               (vii) resignation of the existing officer and director of JVI;

               (viii)  all corporate and financial records of JVI; and

               (ix) all other items, the delivery of which is a condition precedent to the obligations of Wareforce, as set forth in Section 13 hereof.

        17. Finder's Fees. JVI, represents and warrants to Wareforce, and Wareforce represents and warrants to JVI that neither of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" of "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby. In this regard, JVI, on the one hand, and Wareforce on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability.

        18. Miscellaneous.

        (a) Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

        (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

        (c) Termination. All obligations hereunder may be terminated at the discretion of either party's board of directors if (i) the closing conditions specified in Sections 12 and 13 are not met by July 15, 1998, unless extended, or (ii) any of the representations and warranties made herein have been materially breached.

        (d) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

        (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

        (f) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (h) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.

        (i) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

        (j) Entire Agreement. This Agreement and the attached Exhibits constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

        (k) Time. Time is of the essence.

        (l) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

        (m) Responsibility and Costs. All fees, expenses and out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses.

        IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                          Jolley Vending, Inc..

                                          By: /s/Ken Edwards
                                              --------------
                                                 Ken Edwards, President and
                                                 Secretary


                                          /s/Ken Edwards
                                          --------------
                                             Ken Edwards, individually

                                          Wareforce Incorporated

By: /s/Dan Ricketts                         By: /s/Orie Rechtman
    ---------------                             ----------------
    Dan Ricketts, Secretary                     Orie Rechtman, President

                                           SHAREHOLDERS OF Wareforce
                                           Incorporated

                                           (Shareholders of Wareforce
                                           not signing below may execute
                                           a separate consent form.)

                                           /s/Orie Rechtman
                                           ----------------

                                                   Orie Rechtman

                                                   /s/Don Hughes
                                                   -------------
                                                   Don Hughes

                                                   /s/Dan Ricketts
                                                   ---------------
                                                   Dan Ricketts



                                                   /s/Darrell Tate
                                                   ---------------
                                                   Darrell Tate